EXHIBIT 10.41

May 4, 2000

Declan Kelly
c/o JetForm Corporation
Ottawa, Ontario
K1S 5K2

Re:   Employment Agreement

     We are pleased to confirm the terms and conditions of the employment of Declan Kelly ("you or the "Executive") with JetForm Corporation (the "Corporation"). The Corporation believes that it is reasonable and fair that you receive fair treatment in the event of the termination without cause or material adverse modification without cause of your employment. In consideration thereof and your employment with the Corporation (or continued employment, as the case may be) you and the Corporation agree to the following terms and conditions of employment.


Article I - Preamble and Interpretation


1.0 The parties agree that the Executive's original date of employment with the Corporation for the purposes of this agreement is February 2, 1998

1.1 The parties agree, and represent and warrant to each other, that the above preamble is true and accurate and is incorporated into the terms of this Agreement.

1.2 The headings of the Articles, sections, subsections and clauses herein are inserted for convenience of reference only and shall not affect the meaning or construction hereof.

1.3 For the purposes of this Agreement, the following terms shall have the following meanings, respectively:

(a) "Annual Salary" means the annual base salary of the Executive, plus 25% of the targeted annual incentives payable to the Executive by the Corporation at the notice of termination or resignation is given and if an annual base salary and target annual incentive have not been established, it shall be calculated by multiplying the monthly salary of the Executive in effect for the month prior to the month in which the notice of termination or resignation is given by 12. Notwithstanding the generality of the foregoing, and for greater clarity, Annual Salary does not include any amounts paid or payable to the Executive or to any other employee of the Corporation on account of incentive compensation, bonus, profit sharing, stock options, loans, discounts, commissions, benefits allowances, or any other form of compensation or reward based on individual or Corporate performance.

(b) "Change of Control" shall mean: the acquisition by a person or persons acting jointly of the Corporation's voting shares, such that the acquiror(s) would beneficially own shares equal to greater than 51% of the votes attaching to the Corporation's voting shares

(c) "Date of Termination" shall mean the date the Executive's active employment ceases, as set out in a notice of termination or resignation and as provided for in Article III, regardless of whether the Executive continues to receive remuneration or benefits from the Corporation subsequent to that date, whether by the Executive or by the Corporation or by death of the Executive.

(d) "Disability" shall mean the Executive's failure to substantially perform his duties on a full-time basis for a period of six months out of any 18-month period, where such failure is a result of physical or mental illness. Without limiting the generality of the foregoing, the Executive shall be irrevocably deemed to be disabled on the date which is 60 days after the date on which he is entitled to receive disability payments (i.e. 60 days after the date which is 120 days after the date of the disabling injury), provided the Executive is receiving or is entitled to receive long term disability payments under the applicable benefit plan on that 60th day.

(e) "Good Reason" shall mean the occurrence of any of the following without the Executive's consent (except in connection with the termination of the employment of the Executive for Just Cause or Disability).

     (i) a material reduction by the Corporation of the Executive's salary, benefits or any other form of remuneration or any change in the basis upon which the Executive's salary, benefits or any other form of remuneration payable by the Corporation is determined other than a reduction or change which occurs after the Executive has received three months written notice of the reduction or change, or when the reduction or change is consistent with similar reductions or changes established by the Corporation which similarly affects the majority of the employees of the Corporation who are employed at a level similar to that of the Executive.

     (ii) any material breach by the Corporation of any provisions of this Agreement; or

     (iii) the failure by the Corporation to obtain, in a form satisfactory to the Executive acting reasonably, an effective assumption of its obligations hereunder by any successor to the Corporation, including a successor to a material portion of its business in which the Executive is employed; or

     (iv) the Corporation requiring the Executive to relocate to a place of work located greater than 100 kilometres from Executive's current place of work.

     For the purposes of this Article, where the Executive continues in the employ of the Corporation for a period of at least three (3) months following the occurrence of any of the events listed above without triggering a termination for Good Reason as provided for in Article 3.1 (d), the Executive shall be deemed to have irrevocably consented to the occurrence and cannot thereafter trigger a termination for Good Reason based upon that occurrence.

(f)  "Just Cause" shall include:

     (i)    gross insubordination;

     (ii) the failure or refusal by the Executive to substantially perform his duties according to the terms of his employment, except where such acts or omissions by the Executive:

(g)  are caused by and follow an event defined herein as "Good Reason"; or

(h)  result from the Executive's Disability.

     (i)     dishonesty by the Executive affecting the Corporation;

     (ii) use by the Executive of drugs or of alcohol in a manner which materially affects his ability to perform his employment duties;

     (iii) any improper act by the Executive that the Executive knows or should reasonably know is substantially inconsistent with his duties as an Executive; or

     (iv) any material breach by the Executive of any provisions of this Agreement.

Article II - Duties and Compensation

2.1 The Executive shall serve the Corporation and any subsidiaries of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any subsidiaries of the Corporation as may be determined from time to time by the board of directors of the Corporation consistent with the office of the Executive. The Executive shall:

(a) devote his full time and attention and his best efforts to the business and affairs of the Corporation;

(b) perform those duties that are assigned to the Executive and which are consistent with his position, diligently and faithfully to the best of the Executive's abilities and in the best interests of the Corporation;

(c) faithfully observe and abide by all the rules, regulations and policies of the Corporation applicable to the Executive, (including without limitation the Corporation's policies respecting insider trading) from time to time in force which are brought to the attention of the Executive or of which he should reasonably be aware; and

(d) use his best efforts to promote the interests and goodwill of the Corporation.

2.2 Subject to Article 3 hereof, the Annual Salary payable to the Executive shall be determined during the annual review process by the direct line reporting executive and approved where applicable by the Chief Executive Officer, the President, or the Compensation Committee of the Board of Directors.

2.3 The Executive shall also be entitled to receive the vacation and benefits set forth on a basis consistent with the Corporation's practice generally in effect for other executives of the Corporation which benefits may be amended from time to time by the Corporation but subject always to the provisions of
Article 3 hereof.

Article III - Termination of Employment

3.1 The Executive and the Corporation shall have the following obligations in the event that the Executive's employment is terminated:

(a) Death or Disability. The Executive's employment shall be terminated by his death or Disability, without any obligation on the Corporation to provide notice or take any other action. The rights of the Executive or his survivors shall be as set out in the applicable benefit and insurance plans provided to the Executive by the Corporation during his employment.

(b) Retirement or Resignation Other than for Good Reason. The Executive agrees to provide the Corporation with sixty (60) days notice in writing of his intention to retire or resign his employment other than for Good Reason. This notice is for the benefit of the Corporation and it has the right to waive all or any part of the notice, in which case the Executive's employment and the obligations of the Corporation shall cease on the date of such earlier termination as provided to the Executive by the Corporation, in writing.

(c) Termination by the Corporation for Just Cause and Termination by the Executive Other Than for Good Reason. The Corporation has the right to terminate the Executive's employment for Just Cause and without notice or pay in lieu of notice. If the Executive's employment is terminated for Just Cause or if the Executive resigns other than for Good Reason, the Executive shall only be entitled to receive his base salary and unpaid vacation pay to the Date of Termination and he shall have no other or further claim against the Corporation.

(d) Termination by the Corporation Other Than for Just Cause, Disability or Death and Termination by the Executive for Good Reason. The Corporation may terminate the Executive's employment other than for Just Cause and the
     Executive may terminate his employment for Good Reason by giving written notice of termination. Where the Corporation terminates the employment the period of notice shall be twelve (12) months. At the Corporation's sole discretion it may provide the Executive with pay in lieu of notice in which event the Executive's active employment shall terminate when the Corporation advises the Executive that his continued services are not required. Pay in lieu of notice will be calculated based upon the Executive's Annual Salary as of the Date of Termination and as specified in
     Article 3.2. Where the Executive terminates his employment for Good Reason, the termination of his active employment shall become effective on the date such notice is provided to the Corporation and the Executive shall be entitled to receive from the Corporation an amount equal to the pay in lieu of notice which the Executive would have received had the Corporation terminated his employment without Just Cause pursuant to this Article.

     Notwithstanding that the Executive may have received a notice of termination or given notice of resignation, he shall remain entitled to any incentive compensation, bonus, profit sharing, or other similar compensatory plan applicable to him as at the date such notice is given. The amount of the Executive's entitlement to such compensation shall be pro-rated to the Date of Termination and shall be paid to the Executive on the date that other employees of the Corporation are paid such compensation.

     The Corporation shall take all necessary steps as required by the provisions of the Corporation's Stock Option Plans so that all options to acquire common shares of the Corporation held by the Executive on the Date of Termination shall continue to vest during the period of notice referred to in this Article and the Executive shall have thirty days from the end of that notice period to exercise all such vested options. On the 31st day, all unexercised options, vested or unvested, are cancelled.

     All loans from the Corporation or its subsidiaries to the Executive shall become due and payable on the Date of Termination, unless the written terms of the loan agreement(s) provide otherwise.

     The Corporation shall provide the Executive with the job relocation counselling services of a firm acceptable to the Corporation for an amount not to exceed the equivalent of CDN$10,000.

     If, at the Date of Termination, there were any memberships in any clubs, social or athletic organizations paid for by the Corporation that were for the regular use of the Executive at the Date of Termination, the Corporation will not take any action to terminate such memberships but need not renew any such membership that expires.

     The Corporation shall pay to the Executive all outstanding and accrued vacation pay and salary to the Date of Termination.

     Upon compliance with the obligations set forth above, the Corporation shall have no further obligation to the Executive under this Agreement or otherwise and the Executive agrees that notwithstanding any other provision contained herein, the Executive shall not have any right to commence any action or make any claim related to the termination of his employment.

(e) Change of Control. The parties agree that this Agreement will not automatically terminate upon any Change of Control of the Corporation. However, the Corporation shall have the right to terminate this Agreement within 90 days of the closing of a Change of Control, on 30 days prior notice to the Executive (prior to the expiry of the 90 day period). If the Executive's employment is so terminated the Corporation shall pay to the Executive the amounts as set forth in Article 3.1(d) and the Executive's Termination Date shall be the date which is 30 days after the date such notice is given.

     The Executive shall have the right to terminate this Agreement within 90 days of the closing of a Change of Control, on 30 days prior notice to the Corporation (prior to the expiry of the 90 day period) if there is any adverse material change in the position, duties, responsibilities or compensation of the Executive in the 90 day period following the Change of Control or if the person now in control of the corporation advises in writing that it does not intend to honour the terms of this Agreement. If the Executive so terminates his employment the Corporation shall pay to the Executive the amounts as set forth in Article 3.1(d) and the Executive's Termination Date shall be the date which is 30 days after the date such notice is given.

3.2 The benefits payable under this Article III shall be paid as follows: (a) with respect to that portion of the Annual Salary relating to salary and related benefits of the Executive, at the Corporation's regular pay periods and (b) with respect to all other amounts, on a basis consistent with practices in effect immediately prior to the Date of Termination. If the Executive secures employment after the Date of Termination and prior to receiving all amounts owing hereunder, the Executive shall immediately inform the Corporation and the Corporation shall have the right to terminate all health, life and disability benefits being carried by the Corporation for the Executive.

Article IV - Non-Competition, Confidentiality and Inventions and Patents

4.1 The Executive shall not while an Executive of the Corporation and for a period of 12 months following the Date of Termination, for any reason
whatsoever,   anywhere  in  North  America,   directly  or  indirectly,   either
individually or in partnership, or in conjunction with any other persons or corporations as principal, agent, shareholder, employee, advisor, lender, guarantor or in any other capacity whatsoever:

(a) carry on or be engaged in or be connected with or interested in or receive royalties or other compensation from a segment of any business which is directly or indirectly competitive with the business of the Corporation or any of its subsidiaries for whom the Executive has provided services during the 12 months preceding the Termination Date; or

(b) contact or solicit any designated customers of the Corporation or any of its subsidiaries for the purposes of selling to the designated customers any products or services which are the same as or are competitive with, the products or services sold by the Corporation or any of its subsidiaries during the term of this Agreement. For the purpose of this section, a designated customer means any person or entity that was a customer of the Corporation or any of its subsidiaries in the 12 months preceding the Termination Date. Upon request by the Executive, the Corporation shall provide in confidence a list of all such designated customers.

Notwithstanding the foregoing, the Executive may hold up to five per cent of the issued and outstanding securities of any publicly traded company. For the purposes hereof, if a Change of Control occurs and the Executive's employment is terminated (whether by the Corporation or the Executive) within six months of the Change of Control, the business of the Corporation and its subsidiaries shall be deemed to be the business immediately prior to the Change of Control.

4.2 The Executive shall not while an Executive of the Corporation and for a period of 12 months thereafter, directly or indirectly, induce or solicit any employee of the Corporation to leave employment with the Corporation.

4.3  The Executive acknowledges and agrees that:

(a) in the course of performing his duties and responsibilities as an officer of the Corporation, he has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to past, present and prospective clients, customers, suppliers and employees of the Corporation and its subsidiaries (collectively "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Executive or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;

(b) the Executive, while an officer and/or employee of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; and

(c) the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the Executive and the customers, clients and suppliers of the Corporation by virtue of the Executive's employment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

In acknowledgement of the matters described above, the Executive hereby agrees that he will not, during the term of this Agreement or any time thereafter following the termination of employment for any reason, directly or indirectly disclose to any person or in any way make use of (other than for the benefit of the Corporation), in any manner, any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Executive.

4.4 Any invention (whether patentable or otherwise), improvement, device, industrial design, copyright, know-how or other intellectual or industrial property developed, invented, created or improved by the Executive during the term of this Agreement or prior to the date hereof while the Executive was employed by the Corporation in respect of the Corporation's business (collectively, the "Intellectual Property") shall be the exclusive property of the Corporation. The Corporation shall have the exclusive right to file patent applications and to obtain patents, to register industrial designs and copyright in the name of the Corporation in connection with the Intellectual Property. The Executive shall execute, from time to time, upon request by the Corporation, assignments of the Executive's rights in the Intellectual Property to the Corporation, and shall provide all necessary assistance in the filing and prosecution of any applications to register the Intellectual Property. The Executive hereby waives his moral rights to the Intellectual Property at common law and under section 14.1 of the Copyright Act or successor provisions from time to time, which are acknowledged to include the right to the integrity of the Intellectual Property and the right, where reasonable in the circumstances, to be associated with the Intellectual Property or an author by name or under a pseudonym and the right to remain anonymous when any translation of the Intellectual Property is produced, performed or published.

4.5 The  Executive  acknowledges  that a  breach  or  threatened  breach  by the
Executive of the provisions of any of this Article 4 will result in the Corporation and its shareholders suffering irrevocable harm which is not capable of being calculated and which cannot be fully or adequately compensated by the recovery of damages alone. Accordingly, the Executive agrees that the Corporation shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Corporation may be entitled.

4.6 The provisions of this Article 4 comprise all of Executive's obligations following any termination of Executive's employment with the Corporation

Article V - General

5.1 The Executive acknowledges that he has had an opportunity to obtain independent legal advice before signing this Agreement and agrees that either such advice has been obtained or that he does not wish to seek or obtain such independent legal advice. The Executive acknowledges that he has read this Agreement and fully understands the nature and effect of it and the terms contained herein and that the said terms are fair and reasonable and correctly set out the Executive's position in the event of termination.

5.2 The Executive agrees that after termination of his employment for whatever reason, he will tender his resignation from any position he may hold as an officer of the Corporation or as an officer or director of any of its affiliated or associated companies, provided that doing so will not reduce or increase the obligations of the Corporation described herein.

5.3 If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other provision herein and each such provision is deemed to be separate, distinct and severable.

5.4 Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if delivered by hand or mailed by prepaid registered mail addressed as follows:

(a)  in the case of the Corporation, to:

     JetForm Corporation
     560 Rochester Street
     Ottawa, Ontario
     K1S 5K2

     Attention: Chief Executive Officer

(b)  in the case of the Executive, to:

     Declan Kelly
     c/o JetForm Corporation

or to such other address as the parties may from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, or if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee provided in the event of mail disruption, delivery may only be made by hand.

5.5 This Agreement shall ensure to the benefit of and be binding upon the Executive and his heirs, executors and administrators and upon the Corporation and its successors and assigns.

5.6 Nothing herein derogates from any rights the Executive may have under any applicable statute, and in particular the parties agree that the rights, entitlements and benefits set out in this Agreement to be paid to the Executive shall in no event be less than the Executive's entitlement pursuant to any successor legislation from time to time. Any payments made hereunder are agreed to be inclusive of all payments required of the Corporation under the said legislation.

5.7 This Agreement may be amended only by an instrument in writing signed by both parties.

5.8 Neither party may waive or shall be deemed to have waived any right it has under this Agreement (including under this section) except to the extent that such waiver is in writing.

                                  ************

     If you are in agreement with the foregoing terms and conditions, kindly execute below where indicated and return one fully executed copy of this Agreement to the attention of Human Resources, JetForm Corporation, 560 Rochester Street, Ottawa, Ontario K1S 5K2

                                   Yours very truly,

                                   JETFORM CORPORATION



                                   Per:
                                       ------------------------------------
                                       Authorized Officer

                                    Accepted and agreed this ________ day of _____________, 2000



                                    ---------------------------------------
                                    Declan Kelly

                                                                    APPENDIX 'A'



                                  ILLUSTRATION





The following is an illustration of the application of the sums payable on termination pursuant to Article 3.1(d) and 3.2.

Assume that the Executive receives the following compensation:

     (a)  base salary of $52,000;

     (b) annual incentive of $48,000 payable on a fiscal year basis (i.e. May 1st to April 30th) paid to staff on August 15th following year end.

     (c)  100 stock options vest on June 1st of each calendar year.

The Executive receives notice dated January 1st that his employment is terminated immediately. The Executive secures other employment on May 1st.

The Termination Date is January 1st.

The Executive will continue to receive his regular salary to May 1st, at which time he will be entitled to receive 50% of the balance otherwise payable (i.e. 50% of ($52,000 less the $17,333 paid) = $17,333.50).

The Executive, having worked 8/12 of the fiscal year will be entitled to receive 8/12 of the annual incentive, or $32,000 paid on August 15th.

The Executive will have until February 1st of the following year to exercise any stock options which vested from the date notice of termination was given to December 31st following the notice (i.e. those which had vested at the date notice was given plus the 100 options which vested during the 12 month notice period).